Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 27, 2007, relating to (1) the consolidated financial statements and financial statement schedule of Tyco International Ltd. and subsidiaries (the “Company”), (which report expresses an unqualified opinion and includes explanatory paragraphs noting that a) the Company changed the depreciation method and estimated useful life used to account for pooled subscriber system assets and related deferred revenue from the straight-line method with lives ranging from 10 to 14 years to an accelerated method with lives up to 15 years effective as of the beginning of the fiscal third quarter of 2007, b) the Company adopted the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) effective September 28, 2007, c) the Company adopted Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 effective September 29, 2006, d) the Company changed the measurement date of its pension and post retirement plans from September 30 to August 31 in fiscal year 2005, and e) the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective October 1, 2005), and (2) the effectiveness of the Company’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K of the Company for the year ended September 28, 2007, and to the reference to us under the heading “Experts” in the Offering Memorandum, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
September 15, 2008